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                                                                  EXHIBIT 3.1.2





                          CERTIFICATE OF INCORPORATION

                                       OF

                   AMERICAN AIRCARRIERS SUPPORT, INCORPORATED



         The undersigned, a natural person eighteen years of age or older, hereby establishes a corporation pursuant to the Delaware General Corporation Law, as amended, and adopts the following Certificate of Incorporation:

         FIRST: The name of the corporation is American Aircarriers Support, Incorporated.

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:  Authorized Shares.

                 A. The aggregate number of shares which the Corporation shall have the authority to issue is 22,000,000; of which 2,000,000 shares of the par value of $.01 shall be designated Preferred Stock and 20,000,000 shares of the par value of $.001 shall be designated Common Stock.

                 B. Authority is hereby expressly granted to the Board of Directors from time to time to issue shares of the Preferred Stock as shares of any series of Preferred Stock and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights, and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

         FIFTH: The name and mailing address of the incorporator is Karl F. Brown, 3516 Centre Circle Drive, Fort Mill, South Carolina 29715. The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

         SIXTH: The initial Board of Directors of this Corporation shall consist of five (5) members, but the number may be increased or decreased in the manner provided in the By-Laws of this Corporation; provided, however, that, except as otherwise provided in the By-Laws of this Corporation, the number of directors constituting the full Board of Directors shall not be changed without the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of Common Stock. The names and addresses of the persons who are to serve as the directors of the Corporation upon the filing of this Certificate of Incorporation are:
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   NAME                               ADDRESS
   ----                               -------

   Karl F. Brown                      3516 Centre Circle Drive
                                      Fort Mill, South Carolina  29715

   Herman O. Brown                    3516 Centre Circle Drive
                                      Fort Mill, South Carolina  29715

   David M. Furr                      3516 Centre Circle Drive
                                      Fort Mill, South Carolina  29715

         The remaining directors shall be appointed by the Board of Directors after the filing of this Certificate of Incorporation.

         SEVENTH: The Board of Directors is authorized to adopt, amend, or repeal any and all provisions of the By-Laws of the Corporation except as and to the extent provided in the By-Laws. Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of this Corporation (and notwithstanding that some lesser percentage may be specified by law), no provision of the By-Laws of the Corporation shall be amended, modified or repealed by the stockholders of the Corporation, nor shall any provision of the By-Laws of the Corporation inconsistent with any such provision be adopted by the stockholders of the Corporation, unless approved by the affirmative vote of at least seventy-five (75%) of the issued and outstanding shares of Common Stock.

         EIGHTH: Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of this Corporation (and notwithstanding that some lesser percentage may be specified by law), no provision of Articles FOURTH, SIXTH, SEVENTH, TENTH or TWELFTH of this Certificate of Incorporation shall be amended, modified or repealed, nor shall any provision of the By-Laws of the Corporation inconsistent with any such provision be adopted by the stockholders of the Corporation, unless approved by the affirmative vote of at least seventy-five (75%) of the issued and outstanding shares of Common Stock.

         NINTH: Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article NINTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article NINTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted in the






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By-Laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

         TENTH: No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include, without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article TENTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article TENTH, and neither the amendment or repeal of this Article TENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article TENTH, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article TENTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

         ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         TWELFTH: Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of this Corporation, and notwithstanding anything to the contrary specified by law, no action required or permitted to be taken at any annual or special meeting of the stockholders of this Corporation may be taken without such a meeting, and the power of stockholders of this Corporation










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to consent in writing to the taking of such action without a meeting, as contemplated by Section 228 of the Delaware General Corporation Law, is hereby specifically denied.

         IN WITNESS WHEREOF, I made, signed, and sealed this Certificate of Incorporation this 6th day of February, 1998.



                                        /s/ KARL F. BROWN
                                        -------------------------------------
                                        Karl F. Brown, Incorporator